EXHIBIT 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2006
(Released February 20, 2007) (Unaudited)

	HIGHLIGHTS	After-Tax EPS Variance Analysis	4th Qtr.
		4Q 2005 Basic EPS - GAAP Basis	$ 0.58
▪	Normalized non-GAAP* earnings, excluding	Unusual Items - 2005	0.10
	unusual items, were $0.84 per share for the	Cumulative Effect of an Accounting Change	$0.09
	fourth quarter of 2006, compared with $0.77	4Q 2005 Normalized Earnings - Non-GAAP Basis*	$0.77
	per share for the fourth quarter of 2005.	Distribution Deliveries	(0.05)
	GAAP earnings were $0.85 per share	Generation Revenues	(0.03)
	compared with $0.58 per share in the	Fuel & Purchased Power	(0.12)
	fourth quarter of 2005.	Nuclear O&M	(.08)
		Postretirement Health Care Costs	0 .01
		Ohio Regulatory Changes
		- Transition Cost Amortization	0.20
▪	Normalized non-GAAP earnings for 2006,	- Deferred Distribution Costs	0.06
	excluding unusual items,were $3.88 per	- Deferred Fuel Costs	0.04
	share, exceeding the top of our earnings	- Rate Stabilization Charge Discount	(0.07)
	guidance of $3.75 to $3.85 per share.	Deferred Transmission Costs - PA	0.09
	This also compares favorably with 2005	Net MISO / PJM Transmission Costs	0.07
	normalized, non-GAAP earnings of $3.00	Depreciation	(0.01)
	earnings were $3.84 per share, compared	Financing Costs	(0.05)
	with $2.62 per share in 2005.	Reduced Common Shares	0.02
		Other	(0.01)
		4Q 2006 Normalized Earnings - Non-GAAP Basis*	$0.84
		Unusual Items - 2006	0.01
		4Q 2006 Basic EPS - GAAP Basis	$0.85

4Q 2006 Resultsvs. 4Q 2005

▪
 Electric distribution deliveries 2%, primarily due to milder weather.  Heating-degree-days were 15% lower than the same period last year and 13% below normal. Residential and industrial deliveries both decreased 3%, while commercial deliveries declined 1%.  Lower distribution revenue reduced earnings by $0.05 per share.

▪	Total electric generation sales were flat, as a 5% increase in retail sales offset an 18% reduction in wholesale sales. The change in generation sales mix resulted from returning Ohio shopping customers. Generation revenues, excluding JCP&L, reduced earnings $0.03 per share due to lower wholesale market prices.

▪	Higher fuel expenses reduced earnings by $0.05 per share due to higher fossil generation output and increased coal prices. Increased purchased power reduced earnings by $0.07 per share, primarily as a result of the refueling outage at Beaver Valley Unit 2.

▪	Nuclear operating expenses decreased earnings by $0.08 per share, primarily due to the refueling of Beaver Valley Unit 2, with no comparable outage in the fourth quarter of 2005.

▪	Postretirement health care costs increased earnings by $0.01 per share largely due to design changes that become effective in 2008.

▪
The impact of several elements of the Ohio rate plans that became effective in 2006 increased earnings by $0.23 per share. The major driver of this improvement was a $0.20 per share reduction in transition cost amortization. Other changes included the deferral of $0.06 per share of costs related to distribution reliability spending and the deferral of $0.04 per share of incremental fuel expense, partially offset by a $0.07 per share earnings reduction related to the Rate Stabilization Charge discount provided to shopping customers.

▪
The deferral of incremental transmission charges for Metropolitan Edison and Pennsylvania Electric increased earnings by $0.09 per share. In January 2007, the Pennsylvania Public Utility Commission authorized recovery of the 2006 deferred charges over a ten-year period and established a Transmission Service Charge Rider to begin collecting the incremental transmission charges on a going-forward basis.

▪	Net MISO/PJM transmission costs increased earnings by $0.07 per share, primarily due to lower MISO expenses and lower congestion costs in the PJM market.

▪
Total financing costs increased by $0.05 per share, primarily attributable to an $11 million pre-tax loss on reqcquired debt, a $5 million after-tax charge related to the optional redemption of $80 million of subsidiaries' preferred stock, and a higher level of outstanding short-term borrowings related to funding our accelerated share repurchase program.

▪
The reduction in shares outstanding, resulting from the accelerated share repurchase of 10.6 million shares in August 2006, enhanced earnings per share by $0.02 compared with the fourth quarter of 2005.

▪	During the quarter, we recognized a net benefit of $0.01 per share from the gain on the sale of non-core assets, partially offset by the impairment of securities held in trust for future nuclear decommissioning activities.

2007 Earnings Guidance

▪	Normalized non-GAAP earnings guidance for 2007, excluding unusual items, is $4.05 to $4.25 per share. Our estimate for the quarterly pattern of our 2007 earnings guidance is:

1st Quarter: 20%	2nd Quarter: 25%	3rd Quarter: 32%	4th Quarter: 23%

* The 2006 GAAP to non-GAAP reconciliation statements can be found on pages 10 and 11 of this report and are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir. The 2005 GAAP to non-GAAP reconciliation statements are also available on FirstEnergy Corp.'s website.

For additional information, please contact:

Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended December 31,			Twelve Months Ended December 31,
		2006	2005	Change	2006	2005	Change
	Revenues
(1)	Electric sales	$2,492	$2,514	$(22)	$10,671	$10,546	$125
(2)	FE Facilities	-	21	(21)	48	77	(29)
(3)	Other	188	186	2	782	735	47
(4)	Total Revenues	2,680	2,721	(41)	11,501	11,358	143

	Expenses
(5)	Fuel	283	269	14	1,212	1,118	94
(6)	Purchased power	664	627	37	3,041	2,893	148
(7)	Other operating expenses	735	790	(55)	2,924	3,028	(104)
(8)	FE Facilities	-	20	(20)	41	75	(34)
(9)	Provision for depreciation	151	143	8	596	588	8
(10)	Amortization of regulatory assets	197	299	(102)	861	1,281	(420)
(11)	Deferral of new regulatory assets	(121)	(100)	(21)	(500)	(405)	(95)
(12)	General taxes	167	172	(5)	720	713	7
(13)	Total Expenses	2,076	2,220	(144)	8,895	9,291	(396)

(14)	Operating Income	604	501	103	2,606	2,067	539

	Other Income (Expense)
(15)	Investment income	29	46	(17)	149	217	(68)
(16)	Interest expense	(193)	(172)	(21)	(721)	(660)	(61)
(17)	Capitalized interest	5	7	(2)	26	19	7
(18)	Subsidiaries' preferred stock dividends	(1)	(3)	2	(7)	(15)	8
(19)	Total Other Income (Expense)	(160)	(122)	(38)	(553)	(439)	(114)

(20)	Income From Continuing Operations
	Before Income Taxes	444	379	65	2,053	1,628	425
(21)	Income taxes	170	153	17	795	749	46
(22)	Income From Continuing Operations	274	226	48	1,258	879	379
(23)	Discontinued operations	-	(6)	6	(4)	12	(16)
(24)	Cumulative effect of a change in
	accounting principle	-	(30)	30	-	(30)	30
(25)	Net Income	$274	$190	$84	$1,254	$861	$393

	Basic Earnings Per Common Share:
(26)	Income from continuing operations	$0.85	$0.69	$0.16	$3.85	$2.68	$1.17
(27)	Discontinued operations	-	(0.02)	0.02	(0.01)	0.03	(0.04)
(28)	Cumulative effect of a change in
	accounting principle	-	(0.09)	0.09	-	(0.09)	0.09
(29)	Basic Earnings Per Common Share	$0.85	$0.58	$0.27	$3.84	$2.62	$1.22
(30)	Weighted Average Number of
	Basic Shares Outstanding	318	328	(10)	324	328	(4)

	Diluted Earnings Per Common Share:
(31)	Income from continuing operations	$0.84	$0.69	$0.15	$3.82	$2.67	$1.15
(32)	Discontinued operations	-	(0.02)	0.02	(0.01)	0.03	(0.04)
(33)	Cumulative effect of a change in accounting principle	-	(0.09)	0.09	-	(0.09)	0.09
(34)	Diluted Earnings Per Common Share	$0.84	$0.58	$0.26	$3.81	$2.61	$1.20
(35)	Weighted Average Number of Diluted Shares Outstanding	321	330	(9)	327	330	(3)

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2006
			Power
			Supply
		Regulated	Management		Reconciling
		Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$878	$1,614	$-	$-	$2,492
(2)	FE Facilities	-	-	-	-	-
(3)	Other	145	52	13	(22)	188
(4)	Internal revenues	-	-	-	-	-
(5)	Total Revenues	1,023	1,666	13	(22)	2,680

	Expenses
(6)	Fuel	-	283	-	-	283
(7)	Purchased power	-	664	-	-	664
(8)	Other operating expenses	283	451	-	1	735
(9)	FE Facilities	-	-	-	-	-
(10)	Provision for depreciation	96	47	1	7	151
(11)	Amortization of regulatory assets	192	5	-	-	197
(12)	Deferral of new regulatory assets	(53)	(68)	-	-	(121)
(13)	General taxes	123	44	(3)	3	167
(14)	Total Expenses	641	1,426	(2)	11	2,076

(15)	Operating Income	382	240	15	(33)	604

	Other Income (Expense)
(16)	Investment income	66	-	-	(37)	29
(17)	Interest expense	(115)	(59)	(1)	(18)	(193)
(18)	Capitalized interest	2	3	-	-	5
(19)	Subsidiaries' preferred stock dividends	(6)	-	-	5	(1)
(20)	Total Other Income (Expense)	(53)	(56)	(1)	(50)	(160)
(21)	Income From Continuing Operations	329	184	14	(83)	444
	Before Income Taxes
(22)	Income taxes	133	73	(3)	(33)	170
(23)	Income From Continuing Operations	196	111	17	(50)	274
(24)	Discontinued operations	-	-	-	-	-
(25)	Cumulative effect of a change in accounting principle	-	-	-	-	-
(26)	Net Income	$196	$111	$17	$(50)	$274

(a) Primarily consists of telecommunications services.

(b)  Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended December 31, 2005
			Power
			Supply
		Regulated	Management		Reconciling
		Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,073	$1,441	$-	$-	$2,514
(2)	FE Facilities	-	-	21	-	21
(3)	Other	128	39	14	5	186
(4)	Internal revenues	33	-	-	(33)	-
(5)	Total Revenues	1,234	1,480	35	(28)	2,721

	Expenses
(6)	Fuel	-	269	-	-	269
(7)	Purchased power	-	627	-	-	627
(8)	Other operating expenses	257	510	12	11	790
(9)	FE Facilities	-	-	20	-	20
(10)	Provision for depreciation	118	19	-	6	143
(11)	Amortization of regulatory assets	299	-	-	-	299
(12)	Deferral of new regulatory assets	(61)	(39)	-	-	(100)
(13)	General taxes	138	31	-	3	172
(14)	Total Expenses	751	1,417	32	20	2,220

(15)	Operating Income	483	63	3	(48)	501

	Other Income (Expense)
(16)	Investment income	46	-	-	-	46
(17)	Interest expense	(107)	(26)	(2)	(37)	(172)
(18)	Capitalized interest	5	2	-	-	7
(19)	Subsidiaries' preferred stock dividends	(3)	-	-	-	(3)
(20)	Total Other Income (Expense)	(59)	(24)	(2)	(37)	(122)
(21)	Income From Continuing Operations
	Before Income Taxes	424	39	1	(85)	379
(22)	Income taxes	170	16	(2)	(31)	153
(23)	Income From Continuing Operations	254	23	3	(54)	226
(24)	Discontinued operations	-	-	(6)	-	(6)
(25)	Cumulative effect of a change in accounting principle	(21)	(9)	-	0	(30)
(26)	Net Income	$233	$14	$(3)	$(54)	$190

(a) Other consists of telecommunications services and non-core businesses whose divestitures were completed in 2006 (FE Facilities and MYR).

(b)  Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended December 31, 2006 vs. Three Months Ended December 31, 2005
			Power
			Supply
		Regulated	Management		Reconciling
		Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$(195)	$173	$-	$-	$(22)
(2)	FE Facilities	-	-	(21)	-	(21)
(3)	Other	17	13	(1)	(27)	2
(4)	Internal revenues	(33)	-	-	33	-
(5)	Total Revenues	(211)	186	(22)	6	(41)

	Expenses
(6)	Fuel	-	14	-	-	14
(7)	Purchased power	-	37	-	-	37
(8)	Other operating expenses	26	(59)	(12)	(10)	(55)
(9)	FE Facilities	-	-	(20)	-	(20)
(10)	Provision for depreciation	(22)	28	1	1	8
(11)	Amortization of regulatory assets	(107)	5	-	-	(102)
(12)	Deferral of new regulatory assets	8	(29)	-	-	(21)
(13)	General taxes	(15)	13	(3)	-	(5)
(14)	Total Expenses	(110)	9	(34)	(9)	(144)

(15)	Operating Income	(101)	177	12	15	103

	Other Income (Expense)
(16)	Investment income	20	-	-	(37)	(17)
(17)	Interest expense	(8)	(33)	1	19	(21)
(18)	Capitalized interest	(3)	1	-	-	(2)
(19)	Subsidiaries' preferred stock dividends	(3)	-	-	5	2
(20)	Total Other Income (Expense)	6	(32)	1	(13)	(38)
(21)	Income From Continuing Operations
	Before Income Taxes	(95)	145	13	2	65
(22)	Income taxes	(37)	57	(1)	(2)	17
(23)	Income From Continuing Operations	(58)	88	14	4	48
(24)	Discontinued operations	-	-	6	-	6
(25)	Cumulative effect of a change in accounting principle	21	9	-	(0)	30
(26)	Net Income	$(37)	$97	$20	$4	$84

(a) Other consists of telecommunications services and non-core businesses whose divestitures were completed in 2006 (FE Facilities and MYR.)

(b)  Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheet

	As of Dec. 31, 2006	As of Dec. 31, 2005
Assets
Current Assets:
Cash and cash equivalents	$90	$64
Receivables	1,267	1,498
Other	726	755
Total Current Assets	2,083	2,317

Property, Plant, and Equipment	14,667	13,998
Investments	3,534	3,351
Deferred Charges and Other Assets	10,912	12,175
Total Assets	$31,196	$31,841

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,867	$2,043
Short-term borrowings	1,108	731
Accounts payable	726	727
Other	1,554	1,952
Total Current Liabilities	5,255	5,453

Capitalization:
Common stockholders' equity	8,977	9,188
Preferred stock	-	184
Long-term debt and other long-term obligations	8,535	8,155
Total Capitalization	17,512	17,527
Noncurrent Liabilities	8,429	8,861
Total Liabilities and Capitalization	$31,196	$31,841

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of December 31,
	2006	% Total	2005	% Total
Total common equity	$8.977	42%	$9,188	43%
Preferred stock	-	0%	184	1%
Long-term debt*	9,973	47%	9,934	47%
Short-term debt	1,108	5%	731	3%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,231	6%	1,295	6%
Total	$21,289	100%	$21,332	100%

GENERAL INFORMATION	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2006	2005	2006	2005

Debt and equity securities redemptions	$(1,629)	$(572)	$(3,329)	$(1,594)
New long-term debt issues	$1,504	$387	$2,739	$721
Short-term debt increase (decrease)	$(96)	$484	$386	$561
Capital expenditures	$325	$452	$1,315	$1,208

             * Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $429 million and $264 million in 2006 and 2005, respectively.

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions, except per share amounts)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$274	$190	$1,254	$861
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	227	342	957	1,464
Deferred purchased power and other costs	(122)	(126)	(445)	(384)
Deferred income taxes and investment tax credits	123	130	159	154
Deferred rents and lease market valuation liability	(59)	(33)	(113)	(104)
Electric service prepayment programs	(19)	(10)	(64)	208
Cash collateral, net	21	147	(77)	196
Pension trust contribution	-	(500)	-	(500)
Change in working capital and other	251	164	268	325
Cash flows provided from operating activities	696	304	1,939	2,220

Cash flows provided from (used for) financing activities	(360)	173	(804)	(876)

Cash flows used for investing activities	(287)	(553)	(1,109)	(1,333)
Net increase (decrease) in cash and cash equivalents	$49	$(76)	$26	$11

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	Change	2006	2005	Change
Ohio Regulatory Assets

Beginning balance	$1,857	$2,044		$1,924	$2,426

Deferral of shopping incentives	-	44	$(44)	3	225	$(222)
Interest on shopping incentives	10	13	(3)	42	47	(5)
Deferral of MISO costs and interest	4	39	(35)	15	91	(76)
Deferral of RCP distribution reliability costs	35	-	35	155	-	155
Deferral of RCP fuel costs	19	-	19	113	-	113
Deferral of other regulatory assets	7	1	6	15	10	5
Current period deferrals	$75	$97	$(22)	$343	$373	$(30)

Ohio transition costs amortization	$(59)	$(194)	$135	$(270)	$(835)	$565
Shopping incentives amortization	(28)	-	(28)	(121)	-	(121)
MISO costs amortization	(5)	-	(5)	(20)	-	(20)
Other	4	(23)	27	(12)	(40)	28
Current period amortization	$(88)	$(217)	$129	$(423)	$(875)	$452

Ending Balance	$1,844	$1,924		$1,844	$1,924

Deferred PJM Costs - Pennsylvania
Beginning balance	$111	$-		$-	$-
Deferral of PJM transmission costs	46	-	$46	157	-	$157
Ending Balance	$157	$-		$157	$-

Deferred Energy Costs - New Jersey
Beginning balance	$340	$508		$541	$446
Deferral (recovery) of energy costs	29	33	$(4)	(172)	95	$(267)
Ending Balance	$369	$541		$369	$541

UNUSUAL ITEMS	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	Change	2006	2005	Change

Gain Non-Core Asset Sales of:
Amounts included in discontinued operations (a)(b)	$-	$-	$-	$-	$7	$(7)
All Other, net (c)(d)	11	-	11	12	9	3
Total Gain on Non-Core Asset Sales	11	-	11	12	16	(4)
Trust securities impairment (c)	(13)	-	(13)	(13)	-	(13)
Marbel property tax liability adjustment (l)	3	-	3	3	-	3
PPUC NUG cost reserve for prior year (e)	-	-	-	(10)	-	(10)
FE Facilities sales/impairment (f)(g)	-	(2)	2	(13)	(2)	(11)
MYR goodwill impairment (h)(i)	-	(9)	9	-	(9)	9
Other non-core asset impairments (c)	-	(4)	4	-	(4)	4
EPA settlement (c)	-	-	-	-	(19)	19
Davis-Besse DOJ penalty and NRC fine (c)(i)	-	(28)	28	-	(31)	31
JCP&L Rate Settlement (j)	-	-	-	-	28	(28)
JCP&L Arbitration Decision (c)	-	-	-	-	(16)	16
Total-Pretax Items	1	(43)	44	(21)	(37)	16

Ohio Tax Write-off and New Jersey audit adjustment (k)	-	7	(7)	-	(63)	63

EPS Effect	$0.01	$(0.10)	$0.11	$(0.04)	$(0.29)	$0.25

(a) Primarily FE Facilities subs and retail gas operations	(e) Included in "Purchased power expenses"			(i) Non-tax deductible
(b) Before income tax benefit of $12.2 million	(f) Included in "FE Facilities expenses"			(j) Included in "Deferral of New Regulatory Assets"
(c) Included in "Investment income"	(g) Before 3rd qtr 2006 tax benefit of $1.6 million			(k) Included in "Income taxes"
(d) Before 2006 tax benefits (1Qtr-$2.5 M and 4Qtr-$1.6 M)	(h) Included in "Discontinued operations"			(l) Included in "General taxes"

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended December 31,			Nine Months Ended December 31,
(in millions of kWhs)	2006	2005	Change	2006	2005	Change

Electric Generation Sales
Retail - Regulated	23,247	21,679	7.2%	96,125	86,856	10.7%
Retail - Competitive	2,833	3,204	-11.6%	11,734	14,192	-17.3%
Total Retail	26,080	24,883	4.8%	107,859	101,048	6.7%
Wholesale	5,804	7,036	-17.5%	23,083	28,521	-19.1%
Total Electric Generation Sales	31,884	31,919	-0.1%	130,942	129,569	1.1%

Electric Distribution Deliveries
Ohio - Residential	4,095	4,237	-3.4%	16,762	17,479	-4.1%
- Commercial	3,521	3,651	-3.6%	14,667	15,127	-3.0%
- Industrial	5,651	5,794	-2.5%	23,323	23,544	-0.9%
- Other	93	94	-1.1%	374	383	-2.3%
Total Ohio	13,360	13,776	-3.0%	55,126	56,533	-2.5%

Pennsylvania - Residential	2,834	2,864	-1.0%	11,278	11,520	-2.1%
- Commercial	2,643	2,631	0.5%	10,825	10,867	-0.4%
- Industrial	2,537	2,559	-0.9%	10,382	10,441	-0.6%
- Other	21	21	0.0%	82	83	-1.2%
Total Pennsylvania	8,035	8,075	-0.5%	32,568	32,911	-1.0%

New Jersey - Residential	2,101	2,225	-5.6%	9,548	10,107	-5.5%
- Commercial	2,247	2,236	0.5%	9,450	9,432	0.2%
- Industrial	689	758	-9.1%	2,831	3,074	-7.9%
- Other	21	21	2.1%	86	87	-0.9%
Total New Jersey	5,058	5,240	-3.5%	21,915	22,700	-3.5%

Total Residential	9,030	9,326	-3.2%	37,587	39,106	-3.9%
Total Commercial	8,411	8,518	-1.3%	34,943	35,426	-1.4%
Total Industrial	8,877	9,112	-2.6%	36,537	37,060	-1.4%
Total Other	136	136	-0.0%	542	553	-2.0%
Total Distribution Deliveries	26,454	27,092	-2.4%	109,609	112,145	-2.3%

Electric Sales Shopped
Ohio - Residential	519	1,482	-65.0%	2,289	7,457	-69.3%
- Commercial	878	1,595	-45.0%	3,787	7,228	-47.6%
- Industrial	673	1,149	-41.4%	2,874	4,865	-40.9%
Total Ohio	2,070	4,226	-51.0%	8,950	19,550	-54.2%

Pennsylvania - Residential	-	5	-100.0%	-	21	-100.0%
- Commercial	2	7	-71.4%	4	72	-94.4%
- Industrial	132	175	-24.6%	501	1,338	-62.6%
Total Pennsylvania	134	187	-28.3%	505	1,431	-64.7%

New Jersey - Residential	-	1	-100.0%	-	4	-100.0%
- Commercial	478	427	11.9%	1,926	1,985	-3.0%
- Industrial	525	572	-8.2%	2,103	2,319	-9.3%
Total New Jersey	1,003	1,000	0.3%	4,029	4,308	-6.5%

Total Electric Sales Shopped	3,207	5,413	-40.8%	13,484	25,289	-46.7%

Operating Statistics	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005		2006	2005
Capacity Factors:
Fossil - Baseload	83%	78%		89%	87%
Fossil - Load Following	69%	70%		69%	67%
Peaking	0%	2%		1%	3%
Nuclear	85%	100%		87%	87%
Generation Output:
Fossil - Baseload	41%	37%		42%	41%
Fossil - Load Following	23%	22%		22%	22%
Peaking	0%	0%		0%	1%
Nuclear	36%	41%		36%	36%

	Three Months Ended December 31,			Twelve Months Ended December 31,
WEATHER	2006	2005	Normal	2006	2005	Normal
Composite Heating-Degree-Days	1,715	2,017	1,974	4,900	5,703	5,545
Composite Cooling-Degree-Days	5	22	12	892	1,140	920

FirstEnergy Corp.
2006 EPS and Cash Flow
(Unaudited)

2006 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	Three Months	Twelve Months
	Ended Dec. 31	Ended Dec.31

Basic EPS (GAAP basis)	$0.85	$3.84
Excluding Unusual Items:
Non-Core Asset Sales/Impairments	(0.03)	-
Trust securities impairment	0.02	0.02
PPUC NUG cost reserve for prior year	-	0.02
Basic EPS (Non-GAAP basis)	$0.84	$3.88

Reconciliation of 2006 Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

Net Income	$1,254
Adjustments:
Depreciation	596
Amortization of regulatory assets	861
Deferral of new regulatory assets	(500)
Deferred purchased power costs	(445)
Deferred income taxes and ITC, net	159
Deferred rents and lease market valuation liability	(113)
BGS collateral	60
Other collateral	(137)
Other, including changes in working capital	204
Net Cash from Operating Activities (GAAP)	$1,939

Other Items:
Capital expenditures	(1,153)
Nuclear fuel fabrication	(162)
Common stock dividends	(586)
Other, net	12
Free Cash Flow (Non-GAAP)	$50

Proceeds from asset sales	139
JCP&L securitization	180
Cash Generation (Non-GAAP)*	$369

*2006 cash generation was $506 million, excluding non-BGS collateral outflow of $137 million that was not included in 2006 cash guidance.

 FirstEnergy Corp.
2007 EPS Guidance
(Unaudited)

Non-GAAP 2007 Basic Earnings Per Share Guidance (Reconciliation of GAAP to Non-GAAP)
2007 EPS
Basic EPS (GAAP basis)	$4.10-$4.30
Excluding Unusual Item:
Benefit from New Regulatory Asset
Authorized by PPUC	(0.05)
Basic EPS (Non-GAAP basis)	$4.05-$4.25

RECENT DEVELOPMENTS

Share Repurchase Program
On January 30, 2007, FirstEnergy's Board of Directors authorized a new share repurchase program for up to 16 million shares, or 5% of outstanding common stock. At management’s discretion, shares may be acquired on the open market or through privately negotiated transactions, subject to market conditions and other factors. The Board’s authorization of the repurchase program does not require the company to purchase any additional shares and the program may be terminated at any time. The new program supersedes the prior repurchase program approved in June 2006. When combined with the approximately 10.6 million shares repurchased in August 2006 under the prior program, this new program provides FirstEnergy the opportunity to repurchase approximately 8% of its total shares outstanding as of July 2006.

Common Stock Dividend Increase
On December 19, 2006, FirstEnergy’s Board of Directors declared a quarterly dividend of $0.50 per share on outstanding common stock, an 11% increase, to be payable March 1, 2007. The new indicated annual dividend will be $2.00 per share. This action brings FirstEnergy’s total dividend increase over the past 2 years to 33%, and is consistent with our policy, which targets sustainable annual dividend growth and a payout that is appropriate for our level of earnings.

Record Generation Output
FirstEnergy set a new annual generation output record of 82.0 million megawatt-hours, which represented a 2.2% increase over the prior record established in 2005. The increase in generation output was primarily driven by the performance of FirstEnergy’s fossil units, which set a new annual output record of 53.0 million megawatt-hours.

Power Uprates
Beaver Valley Unit 2 and Bruce Mansfield Unit 2 experienced power uprates of 10 MW and 50 MW, respectively, during the fourth quarter of 2006 after returning to service following outages for refueling or other maintenance. These uprates were achieved in support of FirstEnergy’s operating strategy to maximize the full potential of its existing generation assets. This brings the total amount of generating capacity added through power uprates during 2006 to 99 MW.

Voluntary Pension Plan Contribution
On January 2, 2007, following the enactment of the Pension Protection Act of 2006, FirstEnergy made a voluntary $300 million contribution to its pension plan. The net after-tax cash outlay was approximately $193 million. This funding is expected to be accretive to annual earnings by approximately $0.05 per share beginning in 2007, and increases the plan’s Projected Benefit Obligation funded status to approximately 105%. Since 2004, the company has made voluntary contributions totaling $1.3 billion.

Transfer of Pollution Control Revenue Bonds
In December 2006, FirstEnergy transferred approximately $878 million of pollution control revenue bonds (PCRB) from Ohio Edison (OE), The Cleveland Electric Illuminating Company (CEI), The Toledo Edison Company (TE), and Pennsylvania Power Company (PP) to FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp. This transaction brings the total amount of debt transferred from the utilities to the generating companies to approximately $1.4 billion, with approximately $700 million remaining to be transferred. These PCRB transfers support the intra-system generation asset transfer that was completed in 2005, where the fossil and nuclear generating assets, excluding those that are subject to sale and leaseback arrangements with non-affiliates, were transferred from the utilities to the generation companies.

FirstEnergy Corp. Senior Note Redemption
On November 15, 2006, FirstEnergy paid at maturity the remaining $600 million of its $1.0 billion, 5.5% Senior Notes, Series A. This retirement was primarily funded with short-term debt and the proceeds of share repurchases by subsidiaries TE and CEI enabled by their new Senior Note issuances. The initial $400 million of principal was redeemed via a make-whole call provision in July 2006.

Rating Agency Update
On February 2, 2007, Fitch Ratings upgraded the Issuer Default Rating of FirstEnergy and its subsidiaries Jersey Central Power & Light (JCP&L), CEI, and TE. At the same time, Fitch affirmed the ratings of OE and its subsidiary PP. The rating outlook is positive for CEI and TE, and stable for FirstEnergy and the other rated subsidiaries. Fitch indicated that the rating changes reflect the improved operating performance of the generating fleet, balance sheet de-leveraging, and relatively constructive regulatory environments.

Sale and Leaseback of Bruce Mansfield Unit 1
On January 31, 2007, FirstEnergy announced its intention to pursue a sale and leaseback transaction for its owned 776 MW portion of Bruce Mansfield Unit 1. If consummated as currently contemplated, FirstEnergy expects the after-tax proceeds of this transaction to be approximately $1.2 billion, which are anticipated to be used to fund the recently authorized share repurchase program and the repayment of short-term debt, including amounts incurred in connection with the recent pension contribution. The Company is currently targeting a close in the second quarter of 2007.

JCP&L Non-Utility Generation Clause (NGC) Settlement
On December 6, 2006, the New Jersey Board of Public Utilities approved a stipulation of settlement in an NGC rate proceeding allowing JCP&L to recover $165 million of deferred costs over an 18-month period. The costs were incurred by JCP&L during the period August 1, 2003, through December 31, 2005 to meet a portion of customers’ generation needs with mandated non-utility generation (NUG) supply contracts. The approved stipulation increases JCP&L’s cash flow, but is earnings neutral.

Met-Ed and Penelec Rate Transition Plan Update
On January 11, 2007, the PPUC issued its order in the Metropolitan Edison (Met-Ed) and Pennsylvania Electric Company (Penelec) Rate Transition Plan cases, approving overall rate increases for Met-Ed of 5% ($59 million) and Penelec of 4.5% ($50 million). As a result of the failure to obtain adequate rate relief, Met-Ed recorded a goodwill impairment charge of $358 million in the fourth quarter of 2006. The goodwill at Met-Ed resulted from the November 2001 merger between FirstEnergy and GPU, Inc., Met-Ed's former parent company. No adjustment to the consolidated goodwill of Met-Ed's parent, FirstEnergy, will be made since the fair value of its regulated segment (which represents FirstEnergy's reporting unit to evaluate goodwill) continues to exceed the carrying value of its investment in the segment.

Several parties to the proceeding, including Met-Ed and Penelec, filed Petitions for Reconsideration of the Order with the Pennsylvania Public Utility Commission (PPUC). Parties have until 30 days after the PPUC rules on the Petitions to file appeals with the Commonwealth Court.

2007 Non-GAAP Earnings Guidance
On January 31, 2007, FirstEnergy issued 2007 non-GAAP earnings guidance of $4.05 to $4.25 per share. On a GAAP basis, 2007 earnings are expected to be $4.10 to $4.30 per share, which includes a $0.05 per share benefit for new regulatory assets authorized by the PPUC in January 2007 that apply to prior years.

Forward-looking Statements.  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (PUCO) (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the PPUC, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful structuring and completion of a potential sale and leaseback transaction for Bruce Mansfield Unit 1 currently under consideration by management, the successful implementation of the newly-approved share repurchase program announced on January 31, 2007, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. Dividends declared from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.